UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2026

PALVELLA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37471	30-0784346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 W. Lancaster Ave, Suite 200
Wayne, Pennsylvania		19087
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 253-1461

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	PVLA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2026 (the “Appointment Date”), the Board of Directors (the “Board”) of Palvella Therapeutics, Inc. (the “Company”) increased the size of the Board from six to seven members and, upon recommendation of the Nominating and Corporate Governance Committee, appointed John Doux, M.D., to serve as a Class III director, with an initial term expiring at the Company’s 2026 Annual Meeting of Stockholders.

Dr. Doux, 57, is a board-certified dermatologist and a fellow of the American Academy of Dermatology. Since 2004, he has served as an analyst at Palo Alto Investors LP, a physician-led healthcare focused investment firm, where he has been involved in investments in several leading publicly traded companies developing and commercializing novel therapies for serious, rare diseases. Dr. Doux co-founded the Dermatology Summit and the Dermatology Innovation Forum and served on the conference’s board of directors from 2013 to 2021. Dr. Doux has served as a board trustee for the Pachyonychia Congenita Project, a public charity, since June 2025, and as a director on the board of directors of Kamari Pharma, a privately-held clinical stage biotechnology company, since April 2024. From 2019 to 2022, Dr. Doux served on the board of directors of Palvella Therapeutics, Inc. prior to its reverse merger with the Company. He has also previously served on the boards of multiple biotechnology companies, including Ceptaris Therapeutics, Inc., which developed VALCHLOR® for cutaneous T-cell lymphoma and was acquired by Actelion. Dr. Doux maintained a clinical practice in medical and surgical dermatology from 1999 to 2016. Dr. Doux received his B.S. and M.D. from Stanford University and was a Howard Hughes Medical Institute Fellow in the laboratory of Dr. David Woodley. Dr. Doux completed his internship and residency training at Brigham and Women’s Hospital and Stanford Medical Center, respectively, and earned an M.B.A. from the Wharton School of Business at the University of Pennsylvania, where he was a Palmer Scholar.

In accordance with the Company’s Non-Employee Director Compensation Policy, as amended from time to time (the “Director Compensation Policy”), the Company will pay Dr. Doux an annual retainer for his service on the Board and, if applicable, committees thereof. In addition, on the Appointment Date, pursuant to the Director Compensation Policy, Dr. Doux was granted an option to purchase 6,000 shares of the Company’s common stock, par value $0.001 per share, which vests in equal monthly installments over thirty-six months, subject to continued service.

There are no arrangements or understandings between Dr. Doux and any other person pursuant to which he was selected as a director. There are no related party transactions between the Company and Dr. Doux (or any of his immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Dr. Doux does not have any family relationships with any of the Company’s directors or executive officers. The Board has determined that Dr. Doux is independent in accordance with the applicable Nasdaq listing rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALVELLA THERAPEUTICS, INC.

Date:	April 13, 2026	By:	/s/ Matthew Korenberg
Matthew Korenberg
Chief Financial Officer